Exhibit 10.2
OCUGEN, INC.
2019 EQUITY INCENTIVE PLAN
PERFORMANCE-VESTED
STOCK OPTION AGREEMENT
    THIS PERFORMANCE-VESTED STOCK OPTION AGREEMENT (“Agreement”) is made and entered into as of _____________ (the “Grant Date”), by and between Ocugen, Inc., a Delaware corporation (the “Company”), and ________________, an individual (the “Optionee”).
W I T N E S S E T H:
WHEREAS, pursuant to the Ocugen, Inc. 2019 Equity Incentive Plan (the “Plan”), the Company desires to grant to Optionee, and Optionee desires to accept, an option to purchase shares of the common stock of the Company, par value $.01 per share (the “Common Stock”), upon the terms and conditions set forth in this Agreement and the Plan.
    NOW, THEREFORE, the parties hereto agree as follows:
1.Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.
2.Grant. Subject to the terms hereof, Optionee is hereby awarded an option (the “Option”) to purchase ________________ shares of Common Stock (the “Option Shares”) at a price of _____ per share (the “Option Price”), which price is the Fair Market Value of the Common Stock as of the Grant Date. The Option [is not] [is] intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code. The Option Price of the Option Shares shall be paid at the time of exercise, as provided in Section 3 hereof.
3.Vesting; Exercise.
(a)The Option is a performance-based option that vests and becomes exercisable only upon attainment of certain performance targets. Except as otherwise provided herein and in the Plan, the Option shall vest upon, and to the extent of, the achievement of specific performance targets as described generally in Exhibit A attached hereto, provided that the Optionee remains employed with the Company on each applicable vesting date. The extent of achievement of the specified performance targets and the satisfaction of the applicable vesting conditions shall be determined by the Committee, in its sole discretion.
(b) The Option may be exercised in whole or in part in accordance with this Section 3 by delivering to the Secretary of the Company (1) a written notice specifying the number of shares to be purchased, and (2) payment in full of the Option Price, together with the amount, if any, deemed necessary by the Company to enable it to satisfy any income tax withholding obligations with respect to the exercise (unless other arrangements, acceptable to the Company, are made for the satisfaction of such withholding obligations). The Option Price may be paid in cash, by check, or as otherwise provided in the Plan.
(c)The Option shall not be exercisable after ten (10) years from the Grant Date.
4.Termination. Unless sooner terminated, to the extent not sooner exercised, the Option will terminate ten (10) years from the Grant Date. If Optionee ceases to be employed by the Company for any reason other than death or total disability (within the meaning of the Plan), then, unless sooner terminated under the terms hereof, the Option will terminate three (3) months after the effective date of Optionee’s termination of employment; provided, however, that if the Company or any of its Affiliates terminates the Optionee’s employment for cause, the Option will terminate immediately upon the effective date of Optionee’s termination of employment. If Optionee’s employment is terminated by reason of Optionee’s death or total disability, then, unless sooner terminated under the terms hereof, the Option will terminate on the date one (1) year after the date of such termination of employment or services.
5.Change in Control. In the event of a Change in Control, all Option Shares shall automatically vest.
6.Rights as Stockholder. No shares of Common Stock shall be sold or delivered hereunder until full payment for such shares has been made. Optionee shall have no rights as a stockholder with respect to any Option Shares until a stock certificate (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent) for such shares is issued to him or her. Except as otherwise provided herein, no adjustment shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.
7.Nontransferability. The Option is not assignable or transferable except by will or the laws of descent and distribution. During Optionee’s lifetime, the option may be exercised only by Optionee or, in the event of Optionee’s total disability, Optionee’s legal representative.
8.Securities Restrictions. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the Option Shares, the Board or Committee may require, as a condition of exercise of the Option that the Optionee represent, in writing, that that (a) such Option Shares are being purchased for investment and not for distribution or resale, (b) the Optionee has been advised and understands that (i) the Option Shares have not been registered under the Act and are “restricted securities” within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Option Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (c) such Option Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions may be endorsed on the certificates.
9.No Right to Continued Employment. Nothing in this Agreement shall give Optionee any right to continued employment by the Company and/or its Affiliates or interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment of Optionee.
10.Provisions of Plan. The provisions of the Plan shall govern if and to the extent that there are inconsistencies between those provisions and the provisions hereof. Optionee acknowledges receipt of a copy of the Plan prior to the execution of this Agreement.
11.Administration. The Committee will have full power and authority to interpret and apply the provisions of this Agreement and act on behalf of the Company in connection with this Agreement, and the decision of the Committee as to any matter arising under this Agreement shall be binding and conclusive as to all persons.
12.[Certain Dispositions of Option Shares. The Optionee acknowledges that the tax rules described in Section 421(a) of the Code will not apply to any Option Shares issued to the Optionee pursuant to the exercise of this Option if such Option Shares are disposed of either (a) within two (2) years of the Grant Date, or (b) within one (1) year of the issuance of such Option Shares to the Optionee upon exercise (herein, a “Disqualifying Disposition”). The Optionee shall give prompt, written notice to the Company of any Disqualifying Disposition.]1
13.Miscellaneous.
(a)This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.
1 To be included for incentive stock options.

(b)This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.
(c)This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and may not be modified except by written instrument executed by the parties.
(d)This Agreement may be executed in counterparts, each of which shall be deemed a complete original.
[Execution page follows]

    IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

COMPANY:

OCUGEN, INC.

OPTIONEE:

EXHIBIT A
VESTING CONDITIONS
The Option shall become vested and exercisable with respect to [__%] of the Option Shares upon achievement of each of the following [__] milestones on or before the applicable specified deadline(s).
Performance milestones: